UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 29, 2015 (April 29, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On April 20, 2015, Magnum Hunter Resources Corporation (the “Company”) filed a Current Report on Form 8-K (the “Prior Form 8-K”) to report that, among other things, the Company (i) had entered into certain amendments and waivers with respect to its credit facilities and (ii) continues to actively pursue several potential liquidity enhancing transactions.

The Company is filing this Current Report on Form 8-K to correct any misimpression that may exist in the marketplace regarding the date and timing by which the Company is required by the recent amendment and waiver to its first lien credit facility to raise a specific amount of net cash proceeds.

For purposes of clarification, in accordance with the recent amendment and waiver to the Company’s first lien credit facility, the Company is required to raise, by May 29, 2015, and not by any earlier date, $65 million of aggregate net cash proceeds from (i) the issuance by the Company of equity securities, (ii) permitted asset sales by the Company or any of its restricted subsidiaries or (iii) the entry into a joint venture by the Company or any of its restricted subsidiaries (including the receipt of any contemplated upfront payments therefrom).

As disclosed in the Prior Form 8-K, the Company continues to actively pursue the following potential liquidity enhancing transactions:

•                  Entering into asset management agreements for the marketing by a third party of certain of the Company’s natural gas production whereby the third party also agrees to provide credit support to certain interstate pipeline companies in replacement of the Company’s firm transportation letters of credit, resulting in the cancellation of the letters of credit and a corresponding increase in borrowing capacity under the Company’s first lien credit agreement;

•                  Conducting sales of assets, including selling a portion of the Company’s existing equity interest in Eureka Hunter Holdings, LLC;

•                  Entering into a joint venture under which the Company would sell or contribute all or a portion of its Utica Shale undeveloped leasehold acreage in Ohio to fund capital expenditures and provide working capital;

•                  The potential sale by the Company of certain undeveloped net leasehold acres located in Appalachia (the Company considers this acreage to be non-core to its current operations in the region and expects that, if consummated, this transaction could generate cash proceeds to the Company of approximately $40 million to $60 million); and

•                  Issuing common stock through at-the-market offerings (for this purpose, the Company’s previously filed shelf registration statement on Form S-3 was declared effective by the Securities and Exchange Commission on April 22, 2015 and the Company entered into an “At-the-Market” Sales Agreement with a sales agent on April 23, 2015).

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: April 29, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer